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                                                                   EXHIBIT 3.i

                          CERTIFICATE OF INCORPORATION

                                DCUSA CORPORATION
                                -----------------


         1. The name of the corporation is DCUSA CORPORATION.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
         3. The nature of the business or purpose to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
         4. The total number of shares of stock which the corporation shall have authority to issue is Twenty-five million shares (25,000,000) and the par value of each such shares is One Ten Thousandth of a Dollar ($.0001) amounting in the aggregate to Two Thousand Five Hundred Dollars ($2,500).
         5. The name and mailing address of each incorporator is as follows:

         NAME                       MAILING ADDRESS
         ----                       ---------------
         L. J. Vitalo               Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

         J.  A. Grodzicki           Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

         D. A Hampton               Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.



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         Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such a place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
         9. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.
         10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of April, 1988


                                              /s/      L. J. Vitalo
                                              --------------------------
                                                       L. J. Vitalo

                                              /s/      J. A. Grodzicki
                                              --------------------------
                                                       J. A. Grodzicki

                                              /s/      D. A. Hampton
                                              --------------------------
                                                       D. A. Hampton

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                               Received for Record
                              April 26th, A.D. 1988
                           William M. Honey, Recorder.


STATE OF DELAWARE  :
                            :   SS.:
NEW CASTLE COUNTY  :


                            Recorded in the Recorder's Office at
                            Wilmington, Vol. _________ Page ____ &c.,
                                    the 26th day of April, A. D. 1988.

                            Witness my hand and official seal.



                                          /s/  William M. Honey
                                          ---------------------
                                          Recorders.




   Recorders Office
  New Castle Co. Del.
     Mercy Justice



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